UNITED STATES SECURITIES AND
EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 14, 2011

LML PAYMENT SYSTEMS INC.
(Exact name of registrant as specified in its charter)

Yukon Territory
(State or other jurisdiction of incorporation)

0-13959
(Commission File Number)

98-0209289
(IRS Employer Identification No.)

1680-1140 West Pender Street, Vancouver, BC  V6E 4G1
(Address of principal executive offices and Zip Code)

(604) 689-4440
Registrant’s telephone number, including area code

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

LML Patent Corp., an indirect wholly-owned subsidiary of LML Payment Systems Inc. (collectively, the “Registrant”), has entered into a Settlement and License Agreement with Capital One National Association and Capital One Services LLC (collectively, “Capital One”) (the “Agreement”) with respect to litigation filed by LML in the U.S. District Court for the Eastern District of Texas alleging that Capital One infringed U.S. Patent No. RE40,220.  Capital One paid $2,900,000 in connection with the Agreement.

The Registrant expects to file the Capital One Agreement as an exhibit to its Quarterly Report on Form 10-Q for the three and six-month fiscal periods ended September 30, 2011.  The foregoing description is qualified in its entirety by reference to the complete text of the Agreement when filed.

On September 14, 2011, the Registrant issued a press release announcing the settlement, which release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 7.01	Regulation FD Disclosure

On September 15, 2011, the Registrant issued a press release reporting on the status of its patent infringement lawsuit in the U.S. District Court for the Eastern District of Texas.

A copy of the press release is attached as Exhibit 99.2 hereto.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

99.1	Press release dated September 14, 2011.
99.2	Press release dated September 15, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LML PAYMENT SYSTEMS INC.

/s/ Carolyn L. Gaines
Carolyn L. Gaines
Corporate Secretary

September 15, 2011

Exhibit Index

The following is a list of the Exhibits filed or furnished herewith.

99.1	Press release dated September 14, 2011
99.2	Press release dated September 15, 2011